Exhibit 99.1

                                                  [NORTEL NETWORKS LOGO]

www.nortelnetworks.com

FOR IMMEDIATE RELEASE                             March 15, 2004


For more information:

Investors:                                                                 Media
(888) 901-7286                                                  Marion MacKenzie
(905) 863-6049                                                   (905) 863-1035
investor@nortelnetworks.com                           mackenm@nortelnetworks.com

Nortel Networks Announces the Appointments of Chief Financial Officer and Controller on Interim Basis

TORONTO - Nortel Networks* Corporation [NYSE/TSX: NT] today announced the appointments of William Kerr as Chief Financial Officer on an interim basis and MaryAnne Pahapill as Controller on an interim basis. The appointments are effective immediately.

Douglas Beatty, the Company's incumbent Chief Financial Officer, and Michael Gollogly, the incumbent Controller, have been placed on paid leave of absence pending completion of the independent review being undertaken by the Nortel Networks Audit Committee.

The independent review is examining the circumstances leading to the restatement of Nortel Networks financial statements, which was announced in October 2003. The Company announced on March 10, 2004 that as a result of the work done to date in connection with the independent review, Nortel Networks believes it is likely that it will need to revise its previously announced unaudited results for the year ended December 31, 2003, and the results reported in certain of its quarterly reports for 2003, and to restate its previously filed financial results for one or more earlier periods.

Mr. Kerr originally joined Nortel Networks in 1994 as Controller. Before leaving Nortel Networks in 2001, he held a number of senior positions in the Company's Finance organization including Senior Vice-President, Finance and Treasurer and Senior Vice-President, Corporate Business Development.

Since joining Nortel Networks in 1999, Ms. Pahapill has held a number of positions in the Company's Finance organization including Assistant Controller and, most recently, Assistant Treasurer.

Mr. Kerr and Ms. Pahapill have also been appointed Chief Financial Officer and Controller, respectively, on an interim basis, of Nortel Networks Limited, the Company's principal operating subsidiary.

The Company also announced that it and Nortel Networks Limited will each be filing today with the U.S. Securities and Exchange Commission a Form 12b-25 Notification of Late Filing relating to the previously announced delay in the filing of their respective annual reports on Form 10-K for the period ended December 31, 2003, which delay will extend beyond March 30, 2004.
..

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The Company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Wireline Networks, Enterprise Networks, and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.



Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of our independent review and any further restatement of our previously announced or filed financial results; the impact of the inability to meet our filing obligations on our credit and support facilities and public debt obligations; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; continued reductions in spending by our customers; fluctuations in operating results and general industry, economic and market conditions and growth rates; the communication by our auditors of the existence of material weaknesses in internal control; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and our current debt ratings; the ability to meet the financial covenant in our credit facilities; the use of cash collateral to support our normal course business activities; the dependence on our subsidiaries for funding; the impact of our defined benefit plans and our deferred tax assets on our results of operations, cash flows and compliance with our financial covenant; the dependence on new product development and our ability to predict market demand for particular products; the ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of our purchase contracts; risks associated with a consolidation of our common shares; the impact of supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the future success of our strategic alliances; and the adverse resolution of litigation, intellectual property disputes and similar matters. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q/A and Form 10-K/A filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      -end-

*Nortel Networks, the Nortel Networks logo, the Globemark and Business Without Boundaries are trademarks of Nortel Networks.